Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-34510, 333-59316, 333-81172, 333-92276, 333-102907, 333-112380 and 333-116866) pertaining to the 1999 Equity Incentive Plan, the 2000 Equity Incentive Plan, the 2000 Non-Employee Directors’ Stock Option Plan and the 2000 Employee Stock Purchase Plan of InterMune, Inc. and to the incorporation by reference in the Registration Statement of InterMune, Inc. (Form S-3 No. 333-45460) and in the related Prospectuses and to the incorporation by reference in the Registration Statement of InterMune, Inc. (Form S-3 No. 333-75794) and in the related Prospectus, of our report dated January 16, 2004, except for Note 18 for which the date is February 26, 2004 with respect to the consolidated financial statements and schedule of InterMune, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Palo Alto, California
September 7, 2004